Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of all our subsidiaries, their jurisdiction of incorporation and the names under which they do business. This list does not include those subsidiaries that, in the aggregate, would not have been a “significant subsidiary” as of December 31, 2014.

NAME	INCORPORATION
Adventure of the Seas Inc.	Liberia
Allure of the Seas Inc.	Liberia
Azamara Journey Inc.	Liberia
Azamara Quest Inc.	Liberia
Brilliance of the Seas Shipping Inc.	Liberia
CDF Croisieres de France, SAS	France
Celebrity Cruise Lines Inc.	Cayman Islands
Celebrity Cruises Holdings Inc.	Liberia
Celebrity Cruises Inc., doing business as Celebrity Cruises	Liberia
Celebrity Eclipse Inc.	Liberia
Celebrity Equinox Inc.	Liberia
Celebrity Reflection Inc.	Liberia
Celebrity Silhouette Inc.	Liberia
Celebrity Solstice Inc.	Liberia
Constellation Inc.	Liberia
Enchantment of the Seas Inc.	Liberia
Explorer of the Seas Inc.	Liberia
Freedom of the Seas Inc.	Liberia
GG Operations Inc.	Delaware
Grandeur of the Seas Inc.	Liberia
Greensboro S.L.	Spain
Independence of the Seas Inc.	Liberia
Infinity Inc.	Liberia
Island for Science, Inc.	Indiana
Islas Galapagos Turismo y Vapores CA	Ecuador
Jewel of the Seas Inc.	Liberia
Labadee Investments Limited	Cayman Islands
Legend of the Seas Inc.	Liberia
Liberty of the Seas Inc.	Liberia
Majesty of the Seas Inc.	Liberia
Mariner of the Seas Inc.	Liberia
Millennium Inc.	Liberia
Navigator of the Seas Inc.	Liberia
Oasis of the Seas Inc.	Liberia
Pullmantur, S.A.	Spain
Pullmantur Cruises, S.L.	Spain
Pullmantur Cruises Atlantic Limited	Malta
Pullmantur Cruises Empress Limited	Malta
Pullmantur Cruises Pacific Dream Limited	Malta
Pullmantur Cruises Ship Management Limited	Malta
Pullmantur Cruises Sovereign Limited	Malta

NAME	INCORPORATION
Pullmantur Cruises Ship Management Limited	Malta
Pullmantur Cruises Sovereign Limited	Malta
Pullmantur Cruises Zenith Limited	Malta
Pullmantur Ship Management Limited	Bahamas
Quantum of the Seas Inc.	Liberia
Radiance of the Seas Inc.	Liberia
RCL Cruises Limited	England and Wales
RCL Holdings Cooperatief U.A.	Netherlands
RCL Investments Limited	England and Wales
RCL (UK) Limited	England and Wales
Rhapsody of the Seas Inc.	Liberia
Royal Caribbean Cruise Lines AS	Norway
Royal Caribbean Cruises (Asia) Pte. Limited	Singapore
Royal Caribbean Cruises Services (China) Company Limited	China
Royal Caribbean Holdings de Espana S.L.	Spain
Royal Caribbean Holdings de Panama S. de R.L.	Panama
Serenade of the Seas Inc.	Liberia
Societe Labadee Nord, S.A.	Haiti
Splendour of the Seas Inc.	Liberia
Summit Inc.	Liberia
TourTrek SEZC Limited	Cayman Islands
Vision of the Seas Inc.	Liberia
Voyager of the Seas Inc.	Liberia
White Sand Inc.	Liberia
XP Tours S.A.	Ecuador